Exhibit 23: Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-122399) pertaining to the MEDITECH 2004 Stock Purchase Plan of our report dated February 6, 2009, with respect to the consolidated financial statements of Medical Information Technology, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
February 6, 2009